UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 4, 2016

JAVELIN Mortgage Investment Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35673	45-5517523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.

Changes in Control of Registrant.

As described in Item 8.01 below, on April 4, 2016, ARMOUR Residential REIT, Inc. (“ARMOUR”), through its newly formed subsidiary, JMI Acquisition Corporation (“Acquisition”), has agreed to purchase 6,785,972 shares of common stock (“JAVELIN Common Stock”) of JAVELIN Mortgage Investment Corp. (“JAVELIN”) that were properly tendered and not withdrawn prior to the expiration of the previously announced $85.2 million cash tender offer (the “Tender Offer”) by ARMOUR and Acquisition for all of the outstanding shares of JAVELIN Common Stock.  As a result of the acceptance of such shares, a change in control of JAVELIN has occurred.

The purchase price for the tendered shares totaled $48.7 million.  As disclosed in ARMOUR’s Offer to Purchase, dated March 7, 2016 (as amended or supplemented from time to time), ARMOUR expected to fund these payments out of its cash on hand and other liquid assets.

The Agreement and Plan of Merger, dated as of March 1, 2016 (the “Merger Agreement”), provides that, until the Effective Time (as defined in the Merger Agreement), the existing directors will continue to serve on JAVELIN’s board of directors.  From and after the Effective Time, Scott J. Ulm, Jeffrey J. Zimmer and James R. Mountain will serve as directors of JAVELIN and will hold office in accordance with Maryland law and JAVELIN’s organizational documents.

The information contained in Item 8.01 is incorporated by reference into this Item 5.01.

Item 8.01.

Other Events.

On April 4, 2016, JAVELIN and ARMOUR issued a joint press release announcing that the Tender Offer for all of the outstanding shares of JAVELIN Common Stock has successfully met the Minimum Condition, as defined in the Merger Agreement.  ARMOUR, through Acquisition, has agreed to purchase 6,785,972 shares of JAVELIN Common Stock that were properly tendered (including 594,297 shares tendered through notices of guaranteed delivery) and not withdrawn prior to expiration of the Tender Offer at the tender offer price of $7.18 per share, for an aggregate cost of approximately $48.7 million, excluding fees and expenses relating to the Tender Offer.  The 6,785,972 shares of JAVELIN Common Stock that ARMOUR has agreed to purchase in the Tender Offer (including the shares tendered through notices of guaranteed delivery) will result in ARMOUR’s ownership of approximately 57.2% of JAVELIN Common Stock outstanding as of April 1, 2016.

Pursuant to the Merger Agreement, ARMOUR intends to complete the acquisition of JAVELIN through a second-step merger (the “Merger”) in which all of the remaining shares of JAVELIN Common Stock not purchased by ARMOUR in the Tender Offer will be converted into the right to receive the same cash price per share as in the Tender Offer, which is $7.18 per share, for an aggregate cost of approximately $36.5 million.  Maryland law does not require that the Merger be approved by the JAVELIN stockholders.  In accordance with Maryland law, the Merger is expected to be consummated on April 6, 2016.  Upon consummation of the Merger, JAVELIN will become a wholly-owned subsidiary of ARMOUR. Following the Merger, it is anticipated that the shares of JAVELIN Common Stock will cease to be traded on The New York Stock Exchange before the open of market on April 7, 2016.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. Actual events and results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events.  Words such as “expect,” “estimate,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including the timing for consummation of the Merger and the cessation of trading of JAVELIN Common Stock and that the Merger may not be consummated.  Additional information concerning certain of these and other risk factors are contained in the most recent filings with the Securities and Exchange Commission of ARMOUR and JAVELIN.  All subsequent written and oral forward-looking statements concerning ARMOUR and JAVELIN are expressly qualified in their entirety by the cautionary statements above.  ARMOUR and JAVELIN caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  ARMOUR and JAVELIN do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 4, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2016

JAVELIN MORTGAGE INVESTMENT CORP.

By: /s/ James R. Mountain

Name: James R. Mountain

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated April 4, 2016.